Exhibit 32.1

CERTIFICATION PURSUANT TO 18
 U.S.C. SECTION 1350

In connection with the Quarterly Report of Professional Diversity Network, Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Katherine Butkevich and David Mecklenburger, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:  August 15, 2016

/s/ Katherine Butkevich
Katherine Butkevich
Chief Executive Officer

/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer